UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010
(May 27, 2010)

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 27, 2010, two proposals described in the Notice of Annual Meeting of Shareholders dated April 13, 2010, were voted upon.

1.
The shareholders elected four directors, Carla C. Hendra, Ward M. Klein, W. Patrick McGinnis and Diane M. Sullivan, each for a term of three years, and one director, Hal J. Upbin, for a term of two years. The voting for each director was as follows:

Directors	For	Withheld	Broker Non-Votes
Carla C. Hendra	26,483,643	7,017,435	3,328,691
Ward M. Klein	30,738,942	2,762,136	3,328,691
W. Patrick McGinnis	25,736,464	7,764,614	3,328,691
Diane M. Sullivan	30,484,311	3,016,767	3,328,691
Hal J. Upbin	30,717,205	2,783,873	3,328,691

The following directors have terms of office that continue after the meeting: Joseph L. Bower, Julie C. Esrey, Ronald A. Fromm, Steven W. Korn, Patricia G. McGinnis, Mario L. Baeza, Michael F. Neidorff and Harold B. Wright.

2.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
35,092,133	1,731,798	5,838

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: May 27, 2010	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary